As filed with the Securities and Exchange Commission on February 6, 2015

Registration No.  333-195630

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to the
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SATYA WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation or organization)	2731 (Primary Standard Industrial Classification Code Number)	46-0636099 (I.R.S. Employer Identification No.)

429 N. Dixie Hwy., Suite 201, Pompano Beach, Florida  33060    (302) 404-0390
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ANDREA KOWALSKI
Chief Executive Officer and President
429 N. Dixie Hwy., Suite 201
Pompano Beach, Florida 33060
(302) 404-0390
(Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

JOSEPH L. PITTERA, ESQ. Law Offices of Joseph L. Pittera Torrance, California 90501 Telephone: (310) 328-3588 Email: jpitteralaw@gmail.com

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

           Large accelerated filer  ☐                                                                                     Accelerated filer                           ☐
           Non-accelerated filer    ☐                                                                                     Smaller reporting company         ☒
           (Do not check if a smaller reporting company)

EXPLANATORY NOTE

The public offering pursuant to the Form S-1 Registration Statement (Registration No. 333-195630) of Satya Worldwide, Inc. (the “Company”) has been terminated effective on February 2, 2015.  The Company offered and sold in the offering 4,983 shares of its Series A Convertible Preferred Stock, and all of such shares of Series A Convertible Preferred Stock have been converted into 2,242,350 shares of Common Stock of the Company.  The public offering provided proceeds to the Company in the amount of $44,847.

The Company is also filing this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement of the Company to remove from registration the 28,350 shares of Series A Convertible Preferred Stock of the Company and 12,757,500 shares of Common Stock of the Company, which were registered but not sold in the public offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on the 6th day of February, 2015.

SATYA WORLDWIDE, INC.

By:
             Andrea Kowalski
             President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Kowalski Andrea Kowalski	President, Chief Executive Officer, (Principal Executive Officer) and Director	February 6, 2015

/s/ Alessandrina Cornet Alessandrina Cornet	Secretary and Treasurer (Principal Financial and Accounting Officer)	February 6, 2015